UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 22, 2016, the Board of Directors (the "Board") of LendingClub Corporation (the "Company") approved a plan to reduce the number of employees, which includes payment of one-time benefits to certain employees whose positions were affected. The plan authorized the reduction of up to 179 positions, or approximately 12% of the Company's workforce. This action, which was communicated to impacted employees on June 27, 2016, is part of an overall plan to reduce costs, streamline operations and more closely align staffing with anticipated long-term loan volumes.

The Company estimates that it will recognize approximately $3.0 million in charges in the quarter ended June 30, 2016, and will conclude disbursing the associated cash payments in the quarter ended September 30, 2016. Substantially all of these charges will be related to employee severance and benefits, net of the reversal of stock-based compensation expense related to unvested stock-based equity awards.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2016, the Company announced that the Board named Scott Sanborn as the Company's Chief Executive Officer and President, effective June 27, 2016. In addition, Hans Morris will step down from his temporary role as Executive Chairman and has been appointed the independent Chairman of the Board. Mr. Morris will continue to be a member of the Risk Committee of the Board.

Any additional information about Messrs. Morris and Sanborn required by this Item 5.02 is hereby incorporated by reference from the Company's Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders, filed April 26, 2016.

Item 8.01	Other Events

An independent sub-committee of the Board, with the assistance of outside counsel and other advisors, including forensic auditors, conducted the review previously disclosed in the Company’s Form 10-Q for the first quarter of 2016. The Company identified two additional items, described below, that necessitated additional review. We believe that this additional review is substantially complete, although it is possible that additional issues may arise as part of the Company’s response to ongoing government requests for information. The two additional items identified as part of the additional review are:

The first item was a review of methodologies used to determine the net asset values and monthly return figures reported for six private investment funds (the "Funds") managed by the Company’s subsidiary, LC Advisors ("LCA"). The investment assets held by the Funds are essentially loans facilitated through the Company’s platform and are “level 3 assets”, for which no quoted market price is available and whose fair value is therefore subjective and is determined by LCA estimates and calculations.

The Company determined that adjustments were made to the valuation of the Fund’s assets that were not consistent with generally accepted accounting principles. These adjustments affected the direction and the specific returns reported in monthly statements sent to limited partners. We will reimburse limited partners who, during the life of any fund, entered or exited the funds and who were adversely impacted by these adjustments. This reimbursement is expected to cost approximately $800,000 in total, covering the period from inception of the Funds (the earliest of which was March 2011) through May 31, 2016. At May 31, 2016, the Funds had aggregate total assets of $1.1 billion. LCA will also provide to each Fund’s respective limited partners revised return figures that exclude prior adjustments.

The Company and LCA engaged an independent valuation firm, with specific expertise in the valuation of marketplace assets, to provide valuation services to the Funds.

In addition, as previously disclosed, at December 31, 2015, the investment parameters of one of the LCA Funds, with respect to the allocation of 60-month loans, were exceeded. The Company’s review has found that this was due to non-adherence to the fund’s investment strategy, including in part due to the purchase of loans in the first quarter of 2016 that were about to expire on the Lending Club platform.

The Company and LCA have made several changes to improve the governance and the operations of the Funds as a result of this additional review. In June 2016, LCA established a majority independent Governing Board (the "LCA Board") for the Funds. The LCA Board will provide fiduciary oversight and make binding determinations for certain actions and activities of the Funds including approval of valuation policies and procedures, and review and adherence to respective investment strategies. Further, we are realigning responsibilities for accounting and financial reporting for the Funds within the Company.

Second, the Company identified 32 loans made in the second half of December 2009 through the Lending Club platform, totaling approximately $722,800 in originations and $25,000 in revenue, to the Company’s former CEO, Renaud Laplanche, and three of his family members. All but three of these loans were repaid in full in January and February of 2010, with the remaining three loans held to maturity and paid in full. The Company’s review has found that these loans were issued in order to help increase reported platform loan volume for December 2009. Based on the review, the Company is confident that there are no other situations in which Mr. Laplanche inappropriately originated loans in his or his family’s name during periods after December 2009.

On June 28, 2016, the Company issued a press release announcing the foregoing matters, a copy of which is furnished as Exhibit 99.1 to this Form 8-K, and incorporated by reference in this Item 8.01.

The 2016 Annual Meeting of Stockholders ("Annual Meeting") will reconvene today, June 28, 2016, at 11:00 a.m. Pacific Time with the same virtual meeting access (www.virtualshareholdermeeting.com/LC2016). Only stockholders of record as of the close of business on April 11, 2016 will be able to vote and ask questions during the meeting using the virtual meeting access. Other interested parties may listen to the audio webcast of the Annual Meeting using the same link above or may dial into a listen-only line by dialing +1 (877) 883-0383, or outside the U.S. +1 (412) 902-6506, with a conference ID 0183459, ten minutes prior to 11:00 a.m. Pacific Time (or 2:00 p.m. Eastern Time).

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit Number	Exhibit Title or Description
99.1	Press Release dated June 28, 2016

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: June 28, 2016	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)